Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Lithium Americas Corp. (formerly, 1397468 B.C. Ltd) (the "Company") of our reports  dated (i) June 16, 2023, relating to the financial statements of 1397468 B.C. Ltd as of March 31, 2023 and for the period from incorporation on January 23, 2023 to March 31, 2023, and (ii) June 16, 2023, relating to the carve-out financial statements for the North American Division of the Lithium Americas Corp. (LAC North America) as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, which appear in the Company's Registration Statement on Form 20-F filed August 22, 2023.

We also consent to the incorporation by reference of our report dated September 28, 2023, relating to the financial statements of 1397468 B.C. Ltd as of June 30, 2023 and for the period from incorporation on January 23, 2023 to June 30, 2023, which appears in the Company's Form 6-K dated October 4, 2023.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

October 5, 2023

PricewaterhouseCoopers LLP

250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, ca_vancouver_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.